Exhibit 99.1

Contacts

Analysts:	Robert Lentz	Media:	Deb Strohmaier
	614-876-2000		740-549-6074

Greif Reports First Quarter 2014 Results

DELAWARE, Ohio (Feb. 26, 2014) – Greif, Inc. (NYSE: GEF, GEF.B), a global leader in industrial packaging products and services, today announced results for its first quarter, which ended Jan. 31, 2014:

•	Net sales increased 2.6 percent compared to the first quarter of 2013 primarily due to higher selling prices.

•	EBITDA[1] was $106.5 million in the first quarter of 2014 and EBITDA before special items was $100.9 million in the first quarter of 2014.

•	Timberland gains of $8.7 million are included in special items.

•	Net income attributable to Greif, Inc. was $29.5 million in the first quarter of 2014 and Diluted Class A earnings per share were $0.51, which includes a $0.06 per share impact from special items.

	Three months ended January 31,
(Dollars in millions, except per share amounts)	2014	2013[2]
Selected financial highlights
Net sales	$1,034.4	$1,008.6
Operating profit	72.0	64.0
Operating profit before special items	66.4	65.8
EBITDA[1]	106.5	100.4
EBITDA before special items	100.9	102.2
Cash used in operating activities	(62.8)	(68.8)
Net income attributable to Greif, Inc.	29.5	23.6

Diluted Class A earnings per share attributable to Greif, Inc.	$0.51	$0.41

Special items included in the amounts above
Restructuring charges	($2.6)	($1.3)
Acquisition-related costs	(0.5)	(0.5)
Debt extinguishment charges	—	(1.3)
Timberland gains	8.7	—

Total special items	5.6	(3.1)

Total special items, net of tax	3.7	(2.0)

Impact of total special items, net of tax, on diluted Class A earnings per share attributable to Greif, Inc.	$0.06	($0.03)

	January 31, 2014	October 31, 2013
Working capital[3]	$383.7	$292.3
Net working capital[3]	301.7	214.2
Long-term debt	1,345.8	1,207.2
Net debt[4]	1,370.6	1,203.2

David B. Fischer, president and chief executive officer, said, “Our business fundamentals benefited from the slow motion global economic recovery in the first quarter of 2014. I am particularly pleased to report that we achieved higher selling prices across all segments, volumes improved in our rigid business in Europe and Asia, and Paper Packaging generated record first quarter sales and operating profit. We continue to focus on opportunities within our control to improve our performance, including Greif Business System cost-savings initiatives. Restructuring plans are being accelerated during the remainder of fiscal 2014 to address underperforming assets in addition to our ongoing evaluation of divestment opportunities. We are committed to improving our long-term performance and taking actions necessary to achieve this goal.”

[1]	EBITDA is defined as net income plus interest expense, net, plus income tax expense less equity earnings of unconsolidated subsidiaries, net of tax plus depreciation, depletion and amortization.
[2]	As restated. See Note 19 in the Notes to Consolidated Financial Statements included in Item 1 of our Quarterly Report on Form 10-Q for the period ended July 31, 2013.
[3]	Working capital represents current assets less current liabilities. Net working capital represents working capital less cash and cash equivalents.
[4]	Net debt represents long-term debt plus the current portion of long-term debt plus short-term borrowings less cash and cash equivalents.

Note:	A reconciliation of the differences between all non-GAAP financial measures used in this release with the most directly comparable GAAP financial measures is included in the financial schedules that are a part of this release.

Consolidated Results

Net sales were $1,034.4 million for the first quarter of 2014 compared with $1,008.6 million for the first quarter of 2013. The 2.6 percent increase in net sales was primarily due to the impact of a 3.7 percent increase in selling prices partially offset by a negative 1.1 percent impact from foreign currency translation. Selling prices for rigid industrial packaging products increased in North America primarily as a result of the pass-through of higher raw material costs. Selling prices for paper packaging products were higher due to a containerboard price increase that was realized in the third quarter of 2013. Consolidated volumes were flat compared with the first quarter of 2013.

Gross profit was $186.6 million for the first quarter of 2014 compared with $186.7 million for the first quarter of 2013. Improvements in the Paper Packaging and Flexible Products & Services segments were offset by declines in the Rigid Industrial Packaging & Services and Land Management segments. Gross profit decreased to 18.0 percent of net sales for the first quarter of 2014 from 18.5 percent of net sales for the first quarter of 2013 primarily due to adverse weather related conditions in North America.

SG&A expenses decreased 0.9 percent to $121.5 million for the first quarter of 2014 from $122.6 million for the first quarter of 2013 primarily related to lower pension costs. SG&A expenses were 11.8 percent of net sales for the first quarter of 2014 compared with 12.2 percent of net sales for the first quarter of 2013.

Restructuring charges were $2.6 million for the first quarter of 2014 and were primarily related to consolidation of European and Asia Pacific operations in the Rigid Industrial Packaging & Services segment. For the first quarter of 2013, restructuring charges of $1.3 million were primarily related to Asia Pacific operations in the Rigid Industrial Packaging & Services segment.

Operating profit was $72.0 million for the first quarter of 2014 compared with $64.0 million for the first quarter of 2013. The $8.0 million increase was principally due to a $7.5 million increase in Land Management, a $2.3 million increase in Paper Packaging, a $0.2 million increase in Flexible Products & Services and a $2.0 million decrease in Rigid Industrial Packaging & Services. Included in operating profit for the first quarter of 2014 were $5.6 million of net gains from special items compared with $1.8 million of net losses from special items for the first quarter of 2013. Operating profit before special items was $66.4 million for the first quarter of 2014 compared with $65.8 million for the first quarter of 2013 with the $0.6 million or 0.9 percent increase due to timberland gains.

Other expense, net, was $4.6 million for the first quarter of 2014 compared with $3.1 million for the first quarter of 2013. The $1.5 million increase from the first quarter of 2013 was primarily due to larger foreign currency losses in the first quarter of 2014 in a number of emerging markets.

EBITDA was $106.5 million for the first quarter of 2014 compared with $100.4 million for the first quarter of 2013. The $6.1 million increase was primarily due to timberland gains and record first quarter results from our Paper Packaging segment. EBITDA before special items was $100.9 million for the first quarter of 2014 versus $102.2 million for the first quarter of 2013. Depreciation, depletion and amortization expense was $39.1 million for the first quarter of 2014 compared with $39.5 million for the first quarter of 2013.

Cash used in operating activities was $62.8 million for the first quarter of 2014 compared with cash used in operating activities of $68.8 million for the first quarter of 2013. Free cash flow5 was negative $90.5 million for the first quarter of 2014 compared with free cash flow of negative $96.3 million for the first quarter of 2013. The decrease of free cash flow was due to higher capital expenditures and timberland purchases in the first quarter of 2014 compared with the first quarter of 2013.

[5]	Free cash flow is defined as net cash provided by operating activities less capital expenditures and timberland purchases plus proceeds from sales of properties, plants, equipment, timberland and other assets.

Note:	A reconciliation of the differences between all non-GAAP financial measures used in this release with the most directly comparable GAAP financial measures is included in the financial schedules that are a part of this release.

Interest expense, net, was $20.4 million for the first quarter of 2014 compared with $21.6 million for the first quarter of 2013. The slight decrease is a result of lower average interest rates due to refinancing activities in certain countries offset by higher average debt outstanding primarily resulting from two acquisitions completed in the first quarter of 2014.

There was a non-cash debt extinguishment charge of $1.3 million in the first quarter of 2013 related to the completion of the company’s amended and restated senior secured credit agreement.

Income tax expense was $16.5 million for the first quarter of 2014 compared with $13.2 million for the first quarter of 2013. The company’s effective tax rate was 35.1 percent for the first quarter of 2014 compared with 34.7 percent for the first quarter of 2013. The higher 2014 effective tax rate reflects the impact of a shift in global earnings mix to countries with higher tax rates. Cash tax payments for the first quarter of 2014 totaled $16.9 million.

Net income attributable to Greif, Inc. was $29.5 million, or $0.51 per diluted Class A share and $0.75 per diluted Class B share, for the first quarter of 2014 versus net income attributable to Greif, Inc. of $23.6 million, or $0.41 per diluted Class A share and $0.60 per diluted Class B share, for the first quarter of 2013.

Segment Results

Rigid Industrial Packaging & Services

Net sales were $712.3 million for the first quarter of 2014 compared with $704.4 million for the first quarter of 2013. Selling prices increased 3.7 percent primarily from the pass-through of higher resin costs to customers, changes in product mix and a slight volume improvement in Europe. The impact of foreign currency translation was a negative 1.6 percent compared with the first quarter of 2013.

Gross profit was $119.5 million for the first quarter of 2014 compared with $119.7 million for the first quarter of 2013. Gross profit margin decreased to 16.8 percent for the first quarter of 2014 from 17.0 percent for the first quarter of 2013. The decrease was primarily due to adverse weather related conditions in North America during the last month of the quarter, resulting in temporary production losses due to shutdowns and higher energy and transportation costs.

Operating profit was $29.5 million for the first quarter of 2014 compared with $31.5 million for the first quarter of 2013. The $2.0 million decrease was due to slightly lower volumes and higher costs associated with adverse weather related conditions partially offset by higher selling prices. Operating profit before special items was $32.5 million for the first quarter of 2014 versus $33.2 million for the first quarter of 2013.

Restructuring charges for the first quarter of 2014 were $2.5 million primarily related to the consolidation of certain European and Asia Pacific operations. Restructuring charges for the first quarter of 2013 were $1.2 million related to the consolidation of certain Asia Pacific operations. There were $0.5 million of acquisition-related costs for both the first quarter of 2014 and 2013.

EBITDA was $52.2 million for the first quarter of 2014 compared with $54.6 million for the first quarter of 2013. This decrease was due to the same factors that impacted the decrease in operating profit. EBITDA before special items was $55.2 million for the first quarter of 2014 compared with $56.3 million for the first quarter of 2013. Depreciation, depletion and amortization expense was $27.4 million for the first quarter of 2014 compared with $26.9 million for the first quarter of 2013.

Paper Packaging

Net sales were $202.7 million for the first quarter of 2014 compared with $184.2 million for the first quarter of 2013. Selling prices increased 6.9 percent due to a containerboard price increase realized in the third quarter of 2013. Volumes improved 3.1 percent in the first quarter of 2014 compared to the same period last year.

Gross profit increased 4.6 percent to $43.3 million for the first quarter of 2014 from $41.4 million for the first quarter of 2013. Gross profit margin decreased to 21.4 percent for the first quarter of 2014 from 22.5 percent for the first quarter of 2013. The decrease in gross profit margin was primarily due to higher energy and input costs associated with adverse weather related conditions, partially offset by higher volumes and higher selling prices.

Operating profit and operating profit before special items increased 8.3 percent to a first quarter record of $30.0 million for the first quarter of 2014 compared with $27.7 million for the first quarter of 2013 due to higher selling prices and higher volumes partially offset by higher energy and input costs associated with adverse weather related conditions.

Note:	A reconciliation of the differences between all non-GAAP financial measures used in this release with the most directly comparable GAAP financial measures is included in the financial schedules that are a part of this release.

EBITDA and EBITDA before special items increased to $38.0 million for the first quarter of 2014 compared with $36.7 million for the first quarter of 2013. This increase was due to the same factors that impacted the segment’s operating profit. Depreciation, depletion and amortization expense was $7.2 million for the first quarter of 2014 compared with $8.0 million for the first quarter of 2013.

Flexible Products & Services

Net sales were $113.2 million for the first quarter of 2014 compared with $111.4 million for the first quarter of 2013. Higher selling prices and volume increases in polywoven products were partially offset by lower multiwall volumes, which were a first quarter record in 2013. The impact of foreign currency translation was a positive 0.5 percent compared with the first quarter of 2013.

Gross profit was $21.8 million for the first quarter of 2014 compared with $20.9 million for the first quarter of 2013. Gross profit margin increased to 19.3 percent for the first quarter of 2014 from 18.8 percent for the first quarter of 2013 primarily due to a favorable change in product mix.

Operating profit was $0.8 million for the first quarter of 2014 compared with $0.6 million for the first quarter of 2013. Operating profit before special items increased to $0.9 million for the first quarter of 2014 compared with $0.7 million for the first quarter of 2013 due to the favorable change in product mix.

EBITDA was $3.8 million for the first quarters of 2014 and 2013. EBITDA before special items was $3.9 million for both the first quarter of 2014 and 2013. Depreciation, depletion and amortization expense was $3.7 million for the first quarter of 2014 compared with $3.5 million for the first quarter of 2013.

Land Management

Net sales were $6.2 million for the first quarter of 2014 compared with $8.6 million for the first quarter of 2013. The 27.9 percent decrease was due to lower planned sales of timber in the first quarter of 2014.

Operating profit increased to $11.7 million for the first quarter of 2014 from $4.2 million for the first quarter of 2013 primarily due to an $8.7 million gain on the disposal of timberland in the second phase of an approximately $90 million multi-phase sales contract. The company anticipates closing three additional phases of this contract over the next several quarters. Operating profit before special items was $3.0 million for the first quarter of 2014 compared with $4.2 million for the first quarter of 2013. The $1.2 million decrease was primarily due to lower planned sales of timber. Special use property disposals included in operating profit were $1.4 million for the first quarter of 2014 compared with $0.2 million for the first quarter of 2013.

EBITDA was $12.5 million for the first quarter of 2014 compared with $5.3 million for the first quarter of 2013. This increase was mostly due to the $8.7 million timberland gain. EBITDA before special items was $3.8 million for the first quarter of 2014 compared with $5.3 million for the first quarter of 2013 due to lower planned sales of timber. Depreciation, depletion and amortization expense was $0.8 million for the first quarter of 2014 compared with $1.1 million for the first quarter of 2013.

Other Financial Information

Long-term debt was $1,345.8 million at Jan. 31, 2014 compared with $1,207.2 million at Oct. 31, 2013 and $1,305.2 million at Jan. 31, 2013.

Capital expenditures were $34.5 million for the first quarter of 2014 compared with $28.5 million for first quarter of 2013. There were $8.0 million in timberland purchases for the first quarter of 2014 compared with none for the first quarter of 2013. Depreciation, depletion and amortization expense was $39.1 million for the first quarter of 2014 compared with $39.5 million for the first quarter of 2013.

Note:	A reconciliation of the differences between all non-GAAP financial measures used in this release with the most directly comparable GAAP financial measures is included in the financial schedules that are a part of this release.

On Feb. 24, 2014, the Board of Directors declared quarterly cash dividends of $0.42 per share of Class A Common Stock and $0.63 per share of Class B Common Stock. These dividends are payable on Apr. 1, 2014, to stockholders of record at close of business on Mar. 18, 2014.

Company Outlook

Slow motion global economic recovery is anticipated to continue during fiscal 2014 resulting in moderate sales volume improvement and slightly higher raw material costs. Restructuring charges of approximately $25 million are planned with particular emphasis on operations that have not participated thus far in the economic recovery or are underperforming. Opportunities for additional efficiency improvements through the Greif Business System have been identified and are being pursued. Based on these factors, fiscal 2014 EBITDA guidance remains at $490 million to $540 million, which equates to Class A earnings per share of approximately $2.60 to $3.15 and excludes scheduled timberland gains of approximately $20 million or $0.20 per Class A share.

Conference Call

The company will host a conference call to discuss the first quarter of 2014 results on Feb. 27, 2014, at 10 a.m. Eastern Time (ET). To participate, domestic callers should call 877-485-3107 and ask for the Greif conference call. The number for international callers is +1 201-689-8427. Phone lines will open at 9:50 a.m. ET. The conference call will also be available through a live webcast, including slides, which can be accessed at www.greif.com in the Investor Center/Conference Calls. A replay of the conference call will be available on the company’s website approximately one hour following the call.

About Greif

Greif is a world leader in industrial packaging products and services. The company produces steel, plastic, fibre, flexible, corrugated and multiwall containers and containerboard, and provides reconditioning, blending, filling and packaging services for a wide range of industries. Greif also manages timber properties in North America. The company is strategically positioned in more than 50 countries to serve global as well as regional customers. Additional information is on the company’s website at www.greif.com.

Note:	A reconciliation of the differences between all non-GAAP financial measures used in this release with the most directly comparable GAAP financial measures is included in the financial schedules that are a part of this release.

Forward-Looking Statements

All statements, other than statements of historical facts, included in this news release, including without limitation statements regarding our future financial position, business strategy, budgets, projected costs, goals and plans and objectives of management for future operations, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “believe,” “continue,” “on track” or “target” or the negative thereof or variations thereon or similar terminology. All forward-looking statements made in this news release are based on information currently available to management. Although we believe that the expectations reflected in forward-looking statements have a reasonable basis, we can give no assurance that these expectations will prove to be correct. Forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from those expressed in or implied by the statements. Such risks and uncertainties that might cause a difference include, but are not limited to, the following: (i) the current and future challenging global economy may adversely affect our business, (ii) historically, our business has been sensitive to changes in general economic or business conditions, (iii) our operations are subject to currency exchange and political risks that could adversely affect our results of operations, (iv) the continuing consolidation of our customer base and suppliers may intensify pricing pressure, (v) we operate in highly competitive industries, (vi) our business is sensitive to changes in industry demands, (vii) raw material and energy price fluctuations and shortages may adversely impact our manufacturing operations and costs, (viii) we may encounter difficulties arising from acquisitions, (ix) we may incur additional restructuring costs and there is no guarantee that our efforts to reduce costs will be successful, (x) tax legislation initiatives or challenges to our tax positions may adversely impact our results or condition, (xi) several operations are conducted by joint ventures that we cannot operate solely for our benefit, (xii) our ability to attract, develop and retain talented and qualified employees, managers and executives is critical to our success, (xiii) our business may be adversely impacted by work stoppages and other labor relations matters, (xiv) we may be subject to losses that might not be covered in whole or in part by existing insurance reserves or insurance coverage, (xv) our business depends on the uninterrupted operations of our facilities, systems and business functions, including our information technology and other business systems, (xvi) legislation/regulation related to climate change and environmental and health and safety matters and corporate social responsibility could negatively impact our operations and financial performance, (xvii) product liability claims and other legal proceedings could adversely affect our operations and financial performance, (xviii) we may incur fines or penalties, damage to our reputation or other adverse consequences if our employees, agents or business partners violate, or are alleged to have violated, anti-bribery, competition or other laws, (xix) changing climate conditions may adversely affect our operations and financial performance, (xx) the frequency and volume of our timber and timberland sales will impact our financial performance, (xxi) changes in U.S. generally accepted accounting principles and SEC rules and regulations could materially impact our reported results, and (xxii) if the company fails to maintain an effective system of internal control, the company may not be able to accurately report financial results or prevent fraud. Changes in business results may impact our book tax rates. The risks described above are not all-inclusive, and given these and other possible risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. For a detailed discussion of the most significant risks and uncertainties that could cause our actual results to differ materially from those projected, see “Risk Factors” in Part I, Item 1A of our Form 10-K for the year ended Oct. 31, 2013 and our other filings with the Securities and Exchange Commission. All forward-looking statements made in this news release are expressly qualified in their entirety by reference to such risk factors. Except to the limited extent required by applicable law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

GREIF, INC. AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF INCOME

UNAUDITED

(Dollars and shares in millions, except per share amounts)

	Three months ended
	January 31,
	2014	2013[6]
Net sales	$1,034.4	$1,008.6
Cost of products sold	847.8	821.9

Gross profit	186.6	186.7
Selling, general and administrative expenses	121.5	122.6
Restructuring charges	2.6	1.3
Timberland gains	(8.7)	—
Gain on disposal of properties, plants and equipment, net	(0.8)	(1.2)

Operating profit	72.0	64.0
Interest expense, net	20.4	21.6
Debt extinguishment charges	—	1.3
Other expense, net	4.6	3.1

Income before income tax expense and equity earnings of unconsolidated affiliates, net	47.0	38.0
Income tax expense	16.5	13.2
Equity earnings of unconsolidated affiliates, net of tax	0.1	0.1

Net income	30.6	24.9
Net income attributable to noncontrolling interests	(1.1)	(1.3)

Net income attributable to Greif, Inc.	$29.5	$23.6

Basic earnings per share attributable to Greif, Inc. common shareholders:
Class A Common Stock	$0.51	$0.41
Class B Common Stock	$0.75	$0.60
Diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A Common Stock	$0.51	$0.41
Class B Common Stock	$0.75	$0.60
Shares used to calculate basic earnings per share attributable to Greif, Inc. common shareholders:
Class A Common Stock	25.5	25.3
Class B Common Stock	22.1	22.1
Shares used to calculate diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A Common Stock	25.5	25.4
Class B Common Stock	22.1	22.1

[6]	As restated. See Note 19 in the Notes to Consolidated Financial Statements included in Item 1 of our Quarterly Report on Form 10-Q for the period ended July 31, 2013.

GREIF, INC. AND SUBSIDIARY COMPANIES

CONDENSED CONSOLIDATED BALANCE SHEETS

UNAUDITED

(Dollars in millions)

	January 31, 2014	October 31, 2013
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$82.0	$78.1
Trade accounts receivable	465.5	481.9
Inventories	398.1	375.3
Current portion related party notes receivable	3.0	2.8
Other current assets	165.9	155.9

	1,114.5	1,094.0

LONG-TERM ASSETS
Goodwill	1,028.9	1,003.5
Intangible assets	187.5	180.8
Related party note receivable	12.1	12.6
Assets held by special purpose entities	50.9	50.9
Other long-term assets	148.6	142.1

	1,428.0	1,389.9

PROPERTIES, PLANTS AND EQUIPMENT, NET	1,389.8	1,398.3

	$3,932.3	$3,882.2

LIABILITIES AND SHAREHOLDERS’ EQUITY CURRENT LIABILITIES
Accounts payable	$365.8	$431.3
Short-term borrowings	94.3	64.1
Current portion of long-term debt	12.5	10.0
Other current liabilities	258.2	296.3

	730.8	801.7

LONG-TERM LIABILITIES
Long-term debt	1,345.8	1,207.2
Liabilities held by special purpose entities	43.3	43.3
Other long-term liabilities	437.8	432.0

	1,826.9	1,682.5

SHAREHOLDERS’ EQUITY	1,374.6	1,398.0

	$3,932.3	$3,882.2

GREIF, INC. AND SUBSIDIARY COMPANIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

UNAUDITED

(Dollars in millions)

	Three months ended
	January 31,
	2014	2013[7]
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$30.6	$24.9
Depreciation, depletion and amortization	39.1	39.5
Asset impairments	0.2	0.1
Other non-cash adjustments to net income	(10.3)	4.7
Working capital changes	(93.3)	(75.7)
Decrease in cash from changes in certain assets and liabilities and other	(29.1)	(62.3)

Net cash used in operating activities	(62.8)	(68.8)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of companies, net of cash acquired	(52.3)	—
Purchases of properties, plants, equipment and timber properties	(42.5)	(28.5)
Proceeds from the sale of properties, plants, equipment, timberland and other assets	14.8	1.0
Payments on notes receivable with related party, net	0.4	0.1

Net cash used in investing activities	(79.6)	(27.4)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from debt, net	175.0	122.9
Dividends paid	(24.4)	(24.4)
Other	0.1	(3.4)

Net cash provided by financing activities	150.7	95.1

EFFECTS OF EXCHANGE RATES ON CASH	(4.4)	1.0
Net increase (decrease) in cash and cash equivalents	3.9	(0.1)
Cash and cash equivalents at beginning of the period	78.1	91.5

Cash and cash equivalents at end of the period	82.0	91.4

[7]	As restated. See Note 19 in the Notes to Consolidated Financial Statements included in Item 1 of our Quarterly Report on Form 10-Q for the period ended July 31, 2013.

GREIF, INC. AND SUBSIDIARY COMPANIES

FINANCIAL HIGHLIGHTS BY SEGMENT

UNAUDITED

(Dollars in millions)

	Three months ended
	January 31,
	2014	2013[8]
Net sales:
Rigid Industrial Packaging & Services	$712.3	$704.4
Paper Packaging	202.7	184.2
Flexible Products & Services	113.2	111.4
Land Management	6.2	8.6

Total net sales	$1,034.4	$1,008.6

Operating profit:
Rigid Industrial Packaging & Services	$29.5	$31.5
Paper Packaging	30.0	27.7
Flexible Products & Services	0.8	0.6
Land Management	11.7	4.2

Total operating profit	$72.0	$64.0

EBITDA[9]:
Rigid Industrial Packaging & Services	$52.2	$54.6
Paper Packaging	38.0	36.7
Flexible Products & Services	3.8	3.8
Land Management	12.5	5.3

Total EBITDA	$106.5	$100.4

[8]	As restated. See Note 19 in the Notes to Consolidated Financial Statements included in Item 1 of our Quarterly Report on Form 10-Q for the period ended July 31, 2013.
[9]	EBITDA is defined as net income plus interest expense, net, plus income tax expense less equity earnings of unconsolidated subsidiaries, net of tax plus depreciation, depletion and amortization. However, because the company does not calculate net income by segment, this table calculates EBITDA by segment with reference to operating profit by segment, which as demonstrated in the table of Consolidated EBITDA is another method to achieve the same result. See the reconciliations on the table of Segment EBITDA.

GREIF, INC. AND SUBSIDIARY COMPANIES

SPECIAL ITEMS BY SEGMENT

UNAUDITED

(Dollars in millions)

	Three months ended January 31,
	2014	2013[10]
Rigid Industrial Packaging & Services
Restructuring charges	$2.5	$1.2
Acquisition-related costs	0.5	0.5
Debt extinguishment charges	—	0.9

Total special Items	3.0	2.6

Paper Packaging
Debt extinguishment charges	—	0.2

Total special Items	—	0.2

Flexible Products & Services
Restructuring charges	0.1	0.1
Debt extinguishment charges	—	0.2

Total special items	0.1	0.3

Land Management
Timberland gains	(8.7)	—

Total special items	(8.7)	—

Total special Items
	($5.6)	$3.1

[10]	As restated. See Note 19 in the Notes to Consolidated Financial Statements included in Item 1 of our Quarterly Report on Form 10-Q for the period ended July 31, 2013.

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

NET WORKING CAPITAL AND NET DEBT

UNAUDITED

(Dollars in millions)

	January 31, 2014	October 31, 2013
Current assets	$1,114.5	$1,094.0
Less: current liabilities	730.8	801.7

Working capital	383.7	292.3
Less: cash and cash equivalents	82.0	78.1

Net working capital	301.7	214.2

Long-term debt	$1,345.8	$1,207.2
Plus: current portion of long-term debt	12.5	10.0
Plus: short-term borrowings	94.3	64.1
Less: cash and cash equivalents	82.0	78.1

Net debt	$1,370.6	$1,203.2

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

CONSOLIDATED EBITDA11

UNAUDITED

(Dollars in millions)

	Three months ended
	January 31,
	2014	2013[12]
Net income	$30.6	$24.9
Plus: interest expense, net	20.4	22.9
Plus: income tax expense	16.5	13.2
Plus: depreciation, depletion and amortization expense	39.1	39.5
Less: equity earnings of unconsolidated affiliates, net of tax	0.1	0.1

EBITDA	$106.5	$100.4

Net income	$30.6	$24.9
Plus: interest expense, net	20.4	22.9
Plus: income tax expense	16.5	13.2
Plus: other expense, net	4.6	3.1
Less: equity earnings of unconsolidated affiliates, net of tax	0.1	0.1

Operating profit	72.0	64.0
Less: other expense, net	4.6	3.1
Plus: depreciation, depletion and amortization expense	39.1	39.5

EBITDA	$106.5	$100.4

[11]	EBITDA is defined as net income, plus interest expense, net, plus income tax expense, less equity earnings of unconsolidated affiliates, net of tax, plus depreciation, depletion and amortization. However, because the company does not calculate net income by segment, this table calculates EBITDA by segment with reference to operating profit by segment, which as demonstrated in this table is another method to achieve the same result.
[12]	As restated. See Note 19 in the Notes to Consolidated Financial Statements included in Item 1 of our Quarterly Report on Form 10-Q for the period ended July 31, 2013.

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

SEGMENT EBITDA13

UNAUDITED

(Dollars in millions)

	Three months ended
	January 31,
	2014	2013[14]
Rigid Industrial Packaging & Services
Operating profit	$29.5	$31.5
Less: other expense, net	4.7	3.8
Plus: depreciation and amortization expense	27.4	26.9

EBITDA	$52.2	$54.6
Paper Packaging
Operating profit	$30.0	$27.7
Less: other income, net	(0.8)	(1.0)
Plus: depreciation and amortization expense	7.2	8.0

EBITDA	$38.0	$36.7
Flexible Packaging & Services
Operating profit	$0.8	$0.6
Less: other expense, net	0.7	0.3
Plus: depreciation and amortization expense	3.7	3.5

EBITDA	$3.8	$3.8
Land Management
Operating profit	$11.7	$4.2
Plus: depreciation, depletion and amortization expense	0.8	1.1

EBITDA	$12.5	$5.3

Consolidated EBITDA	$106.5	$100.4

[13]	EBITDA is defined as net income, plus interest expense, net, plus income tax expense, less equity earnings of unconsolidated affiliates, net of tax, plus depreciation, depletion and amortization. However, because the company does not calculate net income by segment, this table calculates EBITDA by segment with reference to operating profit by segment, which as demonstrated in the table of Consolidated EBITDA is another method to achieve the same result.
[14]	As restated. See Note 19 in the Notes to Consolidated Financial Statements included in Item 1 of our Quarterly Report on Form 10-Q for the period ended July 31, 2013.

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

FREE CASH FLOW15

UNAUDITED

(Dollars in millions)

	Three months ended
	January 31,
	2014	2013[16]
Net cash used in operating activities	$(62.8)	$(68.8)
Less: Purchases of properties, plants, equipment and timber properties	(42.5)	(28.5)
Plus: Proceeds from sales of properties, plants, equipment, timberland and other assets	14.8	1.0

Free Cash Flow	$(90.5)	$(96.3)

[15]	Free cash flow is defined as net cash provided by operating activities less capital expenditures and timberland purchases plus proceeds from sales of properties, plants, equipment, timberland and other assets.
[16]	As restated. See Note 19 in the Notes to Consolidated Financial Statements included in Item 1 of our Quarterly Report on Form 10-Q for the period ended July 31, 2013.

GREIF, INC. AND SUBSIDIARY COMPANIES

GEOGRAPHIC DATA

UNAUDITED

(Dollars in millions)

	Three months ended
	January 31,
	2014	2013[17]
Net sales:
North America	$500.4	$476.1
Europe, Middle East and Africa	375.0	370.6
Asia Pacific and Latin America	159.0	161.9

Total net sales	$1,034.4	$1,008.6

Operating profit:
North America	$53.7	$45.4
Europe, Middle East and Africa	14.0	14.3
Asia Pacific and Latin America	4.3	4.3

Total operating profit	$72.0	$64.0

Notes:	The North America region includes businesses from Rigid Industrial Packaging & Services, Paper Packaging, Flexible Products & Services and Land Management.

The Europe, Middle East and Africa region includes businesses from Rigid Industrial Packaging & Services and Flexible Products & Services.

The Asia Pacific and Latin America region includes businesses from Rigid Industrial Packaging & Services and Flexible Products & Services.

[17]	As restated. See Note 19 in the Notes to Consolidated Financial Statements included in Item 1 of our Quarterly Report on Form 10-Q for the period ended July 31, 2013.

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

SEGMENT OPERATING PROFIT BEFORE SPECIAL ITEMS

UNAUDITED

(Dollars in millions)

	Three months ended
	January 31,
	2014	2013[18]
Operating profit:
Rigid Industrial Packaging & Services	$29.5	$31.5
Paper Packaging	30.0	27.7
Flexible Products & Services	0.8	0.6
Land Management	11.7	4.2

Total operating profit	72.0	64.0

Restructuring charges:
Rigid Industrial Packaging & Services	2.5	1.2
Flexible Products & Services	0.1	0.1

Total restructuring charges	2.6	1.3

Acquisition-related costs:
Rigid Industrial Packaging & Services	0.5	0.5

Total acquisition-related costs	0.5	0.5

Timberland gains:
Land Management	(8.7)	—

Total timberland gains	(8.7)	—

Operating profit before special items[19]:
Rigid Industrial Packaging & Services	32.5	33.2
Paper Packaging	30.0	27.7
Flexible Products & Services	0.9	0.7
Land Management	3.0	4.2

Total operating profit before special items	$66.4	$65.8

[18]	As restated. See Note 19 in the Notes to Consolidated Financial Statements included in Item 1 of our Quarterly Report on Form 10-Q for the period ended July 31, 2013.
[19]	Operating profit before special items is defined as operating profit plus restructuring charges plus acquisition-related costs less timberland gains.

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

SEGMENT EBITDA BEFORE SPECIAL ITEMS

UNAUDITED

(Dollars in millions)

	Three months ended
	January 31,
	2014	2013[20]
EBITDA[21]:
Rigid Industrial Packaging & Services	$52.2	$54.6
Paper Packaging	38.0	36.7
Flexible Products & Services	3.8	3.8
Land Management	12.5	5.3

Total EBITDA	106.5	100.4

Restructuring charges:
Rigid Industrial Packaging & Services	2.5	1.2
Flexible Products & Services	0.1	0.1

Total restructuring charges	2.6	1.3

Acquisition-related costs:
Rigid Industrial Packaging & Services	0.5	0.5

Total acquisition-related costs	0.5	0.5

Timberland gains:
Land Management	(8.7)	—

Total timberland gains	(8.7)	—

EBITDA before special items[22]:
Rigid Industrial Packaging & Services	55.2	56.3
Paper Packaging	38.0	36.7
Flexible Products & Services	3.9	3.9
Land Management	3.8	5.3

Total EBITDA before special items	$100.9	$102.2

[20]	As restated. See Note 19 in the Notes to Consolidated Financial Statements included in Item 1 of our Quarterly Report on Form 10-Q for the period ended July 31, 2013.
[21]	EBITDA is defined as net income, plus interest expense, net, plus income tax expense, less equity earnings of unconsolidated affiliates, net of tax, plus depreciation, depletion and amortization. However, because the company does not calculate net income by segment, this table calculates EBITDA by segment with reference to operating profit by segment, which as demonstrated in the table of Consolidated EBITDA is another method to achieve the same result.
[22]	EBITDA before special items is defined as EBITDA plus restructuring charges plus acquisition-related costs less timberland gains.